ITEM 5  - OTHER EVENTS

The Company held its Annual Meeting of Shareholders on October 31, 1998. Notice of the meeting had been duly given,and a quorum of shareholders was present either in person or by proxy.

The four nominees for director identified in the Proxy Statement were elected at the meeting. The names and addresses of the individuals now comprising TVI's Board of Directors are:

     ALLEN E. BENDER     2411 Pimpernel Drive, Waldorf, MD 20603

     RUDY J. DIAZ        430 Newport Heights, Alpharetta, GA 30005

     MARK N. HAMMOND     2303 Alstead Lane, Bowie, MD 20716

     CHARLES L. SAMPLE   11615 Bonaventure Dr, Upper Marlboro, MD 20772

The following proposals set forth in the Proxy Statement were approved by the shareholders at the meeting:

     2. Ratification of appointment of Daniel G. Gilliland, CPA PC to perform an independent audit of accounts for 1997

     3. Increase in number of authorized common shares from 25,000,000 to 35,000,000

     4. Approval of Board acts and decisions during the period October 1996 through May 1998

     5. Adoption of an Incentive Stock Option Plan with 3,000,000 shares of common stock

No other matters were brought before or voted upon at the meeting.

The Board of Directors held a regular annual meeting on October 31, 1998 and appointed the following officers:

     President      -    Allen Bender

     Vice President -    Charles Sample

     Secretary      -    Rudy Diaz

     Treasurer      -    Mark Hammond

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          TVI CORPORATION

                                          By: /s/ Allen E. Bender
                                          Allen E. Bender, President
                                          November 2, 1998